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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 18, 2006
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                      1-7023                  04-1933106
 (State of incorporation)     (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)

941 Grinnell Street, Fall River, Massachusetts                   02721
    (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code            (508) 678-1951


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On July 20, 2006, Quaker Fabric Corporation issued a press release announcing its second quarter financial results for the period ended July 1, 2006. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.


Item 8.01  Other Events

On July 18, 2006 Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation, completed the sale of its 53,000 square foot Plant I manufacturing facility located at 3129 County Street in Somerset, Massachusetts to Somerset Self Storage LLC (the "Buyer"), a Massachusetts limited liability company, pursuant to an agreement entered into in March 2006 and reported on Form 8-K filed March 15, 2006. Quaker received net proceeds of $1,506,694, after sale-related expenses, including $1,131,694 in cash and $375,000 in the form of a promissory note from the Buyer, secured by first mortgage on the premises and due sixty days from the Closing.


Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1     Registrant's Press Release dated July 20, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         QUAKER FABRIC CORPORATION
                                         (Registrant)



Date:  July 20, 2006                     /s/   Paul J. Kelly
                                         --------------------------------------
                                         Paul J. Kelly
                                         Vice President - Finance and Treasurer


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                                                              EXHIBIT INDEX 99.1


99.1     Registrant's Press Release dated July 20, 2006.